UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2008

Etotalsource, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-49797	84-1066959
(State or other jurisdiction of Company)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue
Milwaukee, WI 53202
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (414) 727-2695

(Former name or former address, if changed since last report)

Copies to:
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2008, Michael F. D'Onofrio, was appointed to serve as Chief Restructuring Officer, Chief Financial Officer and Secretary of Etotalsource, Inc. (the “Company”). Mr. D’Onofrio currently serves as Executive Vice President of Mergers & Acquisitions with Titan Global Holdings, Inc. (“Titan”) a diversified holding company. At Titan, Mr. D’Onofrio works closely with Titan's network of portfolio companies, seasoned management, strategic investors and outside consultants to cultivate relationships and evaluate synergistic opportunities.

Mr. D’Onofrio is also a Senior Partner with Treasure Coast Capital Partners where he specializes in Mergers & Acquisitions, including experience with manufacturing, wholesale and retail distribution, logistics, energy, real estate development, healthcare and medical technology. Mr. D’Onofrio was also an original founder, Senior Vice President and Chief Operating Officer with renewable energy and biofuel startups NewGen Technologies and ReFuel America from 2004 to 2007, playing an integral role in the initial design, development and implementation of the corporate global strategic initiatives at those companies.

Mr. D’Onofrio has successfully led targeted acquisitions, divestitures, raised investment capital and assisted with global emerging ventures in the US, Europe, Middle East, Asia, Central and South America. Mr. D’Onofrio has proven passion for alternative fuels, renewable energy and biofuels including sustainable ethanol, biodiesel, algae, biomass feedstocks and production solutions.

Mr. D’Onofrio previously worked with private investors in the medical industry opening multiple diagnostic imaging facilities across the US utilizing some of the most advanced diagnostic imaging and open MRI technology. Mr. D’Onofrio started his career with The Sherwin-Williams Company assisting many of the largest retailer's paint and coatings and private label projects and strategic expansion including with Wal-Mart, Home Depot, Lowe's and Sears. At Sherwin-Williams, Mr. D’Onofrio organized and managed new sales forces, developed innovative marketing programs and implemented new products.

Mr. D’Onofrio obtained his MBA from Nova Southeastern University's Huizenga Graduate School of Business and Entrepreneurship in Ft. Lauderdale, Florida after undergraduate studies in Business at John Carroll University in Cleveland, Ohio.

On October 13, 2008, Frank Orlando was terminated as Chief Restructuring, Chief Financial Officer and Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Etotalsource, Inc.

Date: October 16, 2008	By:	/s/ Michael F. D’Onofrio
Michael F. D’Onofrio
Chief Restructuring Officer and Chief Financial Officer